UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100
Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-427-1704

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Applied Digital Corporation (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2025 (the “Original Report”), solely to supplement the Original Report to include updated disclosure regarding the performance stock units granted on March 27, 2025. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported, on March 27, 2025, the Company granted 1,600,000 performance stock units to Wes Cummins (the “Cummins Award”), 245,000 performance stock units to Saidal Mohmand (the “Mohmand Award”) and 600,000 performance stock units to Laura Laltrello (the “Laltrello Award,” and collectively with the Cummins Award and the Mohmand Award, the “PSUs”) under the Company’s 2024 Omnibus Equity Incentive Plan (the “Plan”) on the Company’s Form of Performance Stock Unit Award Agreement, filed as Exhibit 10.7 to the Company’s Form 8-K filed with the SEC on November 21, 2024 and incorporated by reference herein.

On April 11, 2025, Mr. Cummins executed the Cummins Award and Mr. Mohmand executed the Mohmand Award, and on April 14, 2025, Ms. Laltrello executed the Laltrello Award.

The Cummins Award and Mohmand Award vest upon the date that both of the following vesting conditions have been achieved ((a) and (b), together, the “Vesting Conditions”): (a) either (i) the Company achieving site-level “net operating income” in excess of $20 million for two (2) consecutive quarters with respect to the 100 MW data center building located on the Company’s Ellendale, North Dakota campus (the “Ellendale Campus”) commonly referred to by the Company as “Building 02”, or (ii) the Company entering into a lease with a hyperscaler for a minimum 200 MW data center (or more than one data center for providing a minimum of 200 MW in the aggregate) located on a campus separate and apart from the Ellendale Campus; and (b) the Company’s 150 MW data center building located on the Ellendale Campus commonly referred to by the Company as “Building 03” achieving its “ready for service date,” subject to Mr. Cummins’ or Mr. Mohmand’s, as applicable, continued employment with the Company through each such date.

The Laltrello Award vests upon the date that all of the following vesting conditions have been achieved ((a) through (c), collectively, the “Laltrello Vesting Conditions”): (a) either (i) the Company achieving site-level “net operating income” in excess of $20 million for two (2) consecutive quarters with respect to the 100 MW data center building located on the Ellendale Campus, commonly referred to by the Company as “Building 02,” or (ii) the Company entering into a lease with a hyperscaler for a minimum 200 MW data center (or more than one data center providing for a minimum of 200 MW in the aggregate) located on a campus separate and apart from the Ellendale Campus; (b) the Company’s 150 MW data center building located on the Ellendale Campus commonly referred to by the Company as “Building 03” achieving its “ready for service date;” and (c) operational expenditure not exceeding an average cost of $34.50/KWM through the first twelve (12)-month anniversary of the date of grant (the “Individual Performance Condition”), as measured by (i) maintenance staffing, (ii) telemetry/training/analytics, (iii) fuel, (iv) battery replacements, (v) security, (vi) insurance, and (vii) taxes, subject to Ms. Laltrello’s continued employment with the Company through each such date.

With respect to the Cummins Award, in the event of a termination without “cause,” a resignation for “good reason” (as defined in Mr. Cummins’ Employment Agreement with the Company, dated October 10, 2024 (the “Cummins Employment Agreement”) or due to death or “disability” (as defined in the Cummins Employment Agreement) (each, a “Cummins Qualifying Termination Event”), subject to Mr. Cummins’ execution and non-revocation of a waiver and release of claims, (i) fifty percent (50%) of the PSUs shall vest upon the date of the Cummins Qualifying Termination Event (or, in the event such Cummins Qualifying Termination Event is a “Change in Control Termination” (as defined in the Cummins Employment Agreement), one-hundred-percent (100%) of the PSUs shall vest), and (ii) in the event such Cummins Qualifying Termination Event is not a “Change in Control Termination,” the unvested portion of the PSUs shall initially remain outstanding, and in the event no “Change in Control” (as defined in the Cummins Employment Agreement) is consummated within ninety (90) days of the date of the Cummins Qualifying Termination Event, all remaining unvested PSUs shall automatically be forfeited, without payment of consideration, upon the expiration of such ninety (90) day period (or, in the event of a consummation of a Change in Control within such ninety (90) day period, all remaining unvested PSUs shall vest upon consummation of such Change in Control).

With respect to the Mohmand Award, in the event of a termination without “cause” (as defined in Mr. Mohmand’s Offer Letter, dated October 11, 2024), or due to death or “disability” (as defined in the Plan) on or after the date that one of the Vesting Conditions has been achieved (but prior to the date that both Vesting Conditions have been achieved), subject to Mr. Mohmand’s execution and non-revocation of a waiver and release of claims, fifty percent (50%) of the PSUs shall remain outstanding and eligible to vest in the event both Vesting Conditions are achieved on or prior to December 31, 2027 (or, if earlier, upon the consummation of a “change in control” on or prior to December 31, 2027).

With respect to the Laltrello Award, in the event of a termination without “cause” (as defined in Ms. Laltrello’s Offer Letter, effective as of January 6, 2025), or due to death or “disability” (as defined in the Plan) (the “Laltrello Qualifying Termination Event”) on or after the date that one or more Laltrello Vesting Conditions have been achieved, subject to Ms. Laltrello’s execution and non-revocation of a waiver and release of claims, a portion of the PSUs (calculated based on a formula set forth below) shall remain outstanding and eligible to vest (the “Outstanding PSUs”) in the event all of the Laltrello Vesting Conditions are achieved on or prior to December 31, 2027 (or, if earlier, upon the consummation of a change in control); provided, however, in the event such Laltrello Qualifying Termination Event occurs prior to (1) the achievement of the Individual Performance Condition, and (2) the twelve (12)-month anniversary of the date of grant, the Individual Performance Condition shall not be required to have been achieved in order for the Outstanding PSUs to vest. The number of Outstanding PSUs shall equal to the product of (i) a fraction, (A) the numerator of which is the number of Laltrello Vesting Conditions (a) through (c) that have been satisfied as of the date of the Laltrello Qualifying Termination Event, and (B) the denominator of which is three (3), multiplied by (ii) 600,000 (the number of PSUs which constitute the Laltrello Award).

In addition, if a “change in control” (as defined in the Plan) occurs on or prior to December 31, 2027, subject in each case to the continued employment of Mr. Cummins, Mr. Mohmand, and Ms. Laltrello, as applicable, with the Company through the date of such change in control, all PSUs shall vest in full upon consummation such change in control. The PSUs shall be automatically forfeited without any consideration in the event the Vesting Conditions or the Laltrello Vesting Conditions, as applicable, are not satisfied on or prior to December 31, 2027 and no “change in control” has occurred.

The PSUs, to the extent they are unvested and do not remain outstanding as discussed above, shall be forfeited upon a termination of employment for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date: April 17, 2025	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer